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Exhibit 21.1

Bank of Hawaii Corporation
Subsidiaries of the Registrant

The required information with respect to subsidiaries of Bank of Hawaii Corporation as of December 31, 2009 is provided below. All domestic subsidiaries are wholly-owned. Each entity is consolidated with its immediate parent company except as noted.

BANK OF HAWAII CORPORATION (Parent) Bank Holding Company – Delaware
Subsidiaries:
BOHC INVESTMENT FUND, LLC Hawaii
BANK OF HAWAII Hawaii
Subsidiaries:
Bank of Hawaii Leasing, Inc. (Parent) – (Leasing) Hawaii
Subsidiaries:
BNE Airfleets Corporation Barbados
LPM LLC Hawaii
Pacific Century Leasing International, LLC Delaware
Bankoh Investment Services, Inc. (Brokerage) Hawaii
BOH Wholesale Insurance Agency, Inc. (Insurance) Hawaii
Bank of Hawaii Insurance Services, Inc. (Insurance) Hawaii
Bankoh Investment Partners, LLC Delaware
Bank of Hawaii International, Inc. Hawaii
Pacific Century Insurance Services, Inc. (Captive Insurance) Hawaii
RGA Corp. Hawaii
Pacific Century Advisory Services, Inc. (Advisory Services) Hawaii
Pacific Century Life Insurance Corporation (Insurance) Arizona

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  Exhibit 21.1
Bank of Hawaii Corporation Subsidiaries of the Registrant